FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY TO REPORT

RECORD FISCAL Q1 REVENUES

LRAD® Sales Drive Fiscal Q1 2010 Revenues Over $5.0 Million

SAN DIEGO, CA, January 7, 2010 - American Technology Corporation (ATC) (NASDAQ: ATCO), the innovator and distributor of the Long Range Acoustic Device™ (LRAD®) product line, announced today that it will report record fiscal Q1 revenues of over $5.0 million for the quarter ended December 31, 2009 (fiscal Q1 2010). With continuing LRAD sales growth, ATC expects to report a fourth consecutive year of record LRAD revenues and a third consecutive year of record Company revenues for the fiscal year ending September 30, 2010.

"We're off to a solid start in fiscal 2010, building on our record fiscal year 2009 results through growing orders from the U.S. Army," remarked Tom Brown, president and CEO of American Technology. "We're also seeing increasing interest in our expanded line of proprietary LRAD systems for military, maritime security, law enforcement, and wildlife preservation and control applications."

"With piracy and terrorist activity continuing to escalate in 2010, LRAD is positioned as an essential element of a layered defense strategy for domestic and international military, law enforcement and maritime security forces," added Brown.

Brown concluded, "LRAD is increasingly recognized as the global standard in acoustic hailing devices and we are working business initiatives expected to strengthen our leadership position and create greater market awareness for LRAD and ATC."

About American Technology Corporation

American Technology Corporation is providing directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC's Long Range Acoustic Device™ (LRAD®) and other directed sound technologies comprise the core of an expanding portfolio of products being used around the world in diverse applications including, global military deployments, maritime security, critical infrastructure and commercial security, border and port security, law enforcement and emergency responder communications, and wildlife preservation and control. For more information about ATC and its directed sound products, please visit the company's web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2009. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Robert Putnam

Investor Relations

(858) 676-0519

robert@atcsd.com